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CONSENT OF COOPERS AND LYBRAND

                                                                   EXHIBIT 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-1 (File No. 333-50681) of our report dated August 20, 1997, on our audits of the statements of assets to be acquired of the Log Cabin Syrup Business, a component of Kraft Foods, Inc., as of December 28, 1996, and December 30, 1995 and the statements of operations for the years ended December 28, 1996, December 30, 1995 and December 31, 1994. We also consent to the reference to our firm under the caption "Experts."


                                           /s/ Coopers & Lybrand L.L.P.
                                           Coopers & Lybrand L.L.P.

Chicago, Illinois
June 23, 1998